PETRON ENERGY II, INC.

UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION

In August 2011, Petron Energy II, Inc. (the "Company"), entered into an "Asset Acquisition Agreement" with ONE Energy Capital Corp. ("ONE Energy"). The Company purchased producing oil and gas wells owned by ONE Energy by issuing 5,910,000 shares for the Company's Series B Preferred Stock. ONE Energy has the right to convert such Series B Preferred Shares into the number of common shares having a total value of $5,910,000 based on the trading price of the Company's common stock on the date of such conversion. The purchase transaction was completed and the convertible preferred shares issued on February 9, 2012.

The unaudited combined pro forma balance sheet gives effect to the acquisition as if the transaction had taken place on December 31, 2011 and combines Petron's audited balance sheet at December 31, 2011 and the asset and equity transaction of the purchase of ONE Energy's oil and gas producing properties net of estimated impairment. The combined pro forma statement of operations gives effect to the acquisition as if the transaction had taken place on January 1, 2011.

These combined pro forma financial information is provided for illustrative purposes and does not purport to represent what the Company's financial position would have been if such transactions had occurred on the above mentioned dates. These statements were prepared using accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

PETRON ENERGY II, INC.

UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION

The accompanying notes are an integral part to these financial statements.

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PETRON ENERGY II, INC.
COMBINED PRO FORMA BALANCE SHEET
(Unaudited)
		Record ONE Energy Purchase
	December 31,			December 31, 2011 Pro Forma Combined
	2011

ASSETS
Current Assets

Cash	$ 106,850	$ -		$ 106,850
Accounts Receivable--Oil & gas sales	53,466	-		53,466
Total Current Assets	160,316	-		160,316

Pipeline, net of accumulated depreciation	808,711	-		808,711
Producing Oil & Gas Properties, net of accumulated depletion	1,433,068	5,910,000	(1)
		(5,903,000)	(2)
		-		1,440,068
Other Depreciable Equipment, net of accumulated depreciation	180,264	-		180,264
Other Assets	31,575	-		31,575

TOTAL ASSETS	$ 2,613,934	$ 7,000		$ 2,620,934

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable--Trade	$ 443,114	$ -		$ 443,114
Accounts Payable--Related Party	50,617	-		50,617
Accrued Liabilities	72,158	-		72,158
Total Current Liabilities	565,889	-		565,889

Asset Retirement Obligation	25,540	-		25,540
Common Stock Issuance Liability	-	5,904,090	(1)	5,904,090

TOTAL LIABILITIES	591,429	5,904,090		6,495,519

STOCKHOLDERS' EQUITY
Convertible Preferred Stock Series B, $0.001 par value,
5,910,000 issued and outstanding	-	5,910	(1)	5,910
Preferred Stock Series A, $0.001 par value,
1,000 issued and outstanding	1	-		1
Common Stock, $0.001 par value, 1,000,000,000 shares authorized,
110,727,511 issued and outstanding, respectively	110,727	-		110,727
Additional Paid-In Capital	13,406,937	-		13,406,937
Accumulated Deficit	(11,495,160)	(5,903,000)		(17,398,160)
Total Stockholders' Equity	2,022,505	(5,897,090)		(3,874,585)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,613,934	$ 7,000		$ 2,620,934

The accompanying notes are an integral part to these financial statements.

F-2

PETRON ENERGY II, INC.
COMBINED PRO FORMA STATEMENT OF OPERATIONS
(Unaudited)

	Year Ended December 31, 2011
	Petron Energy II	ONE Energy Purchase	Pro Forma Adjustments		Pro Forma Combined

Revenues

Oil & Gas Sales	$ 96,294	$ 112,327	$ -		$ 208,621
Pipeline Revenue	8,648	-	-		8,648
Total Revenue	104,942	112,327	-		217,269

Costs and Expenses:

Cost of Revenue	62,493	241,104	-		303,597
Depletion, Depreciation and Amortization	34,225	-	11,600	(3)	45,825
Impairment Charge	-	-	5,903,000	(2)	5,903,000
General and Administrative	480,931	-	-		480,931
Total Expenses	577,649	241,104	5,914,600		6,733,353

Loss from Operations Before Income Taxes	(472,707)	(128,777)	(5,914,600)		(6,516,084)

Income Tax Benefit	-	-	-		-

Net Loss	(472,707)	(128,777)	(5,914,600)		(6,516,084)

Preferred Stock Dividends	-	-	-		-

Net Loss Available to Common Stockholders	$ (472,707)	$ (128,777)	$ (5,914,600)		$ (6,516,084)

Loss per share--basic and diluted					($0.070)

Weighted average number of shares--basic and diluted					92,432,707

The accompanying notes are an integral part to these financial statements.

F-3

PETRON ENERGY II, INC.
NOTES TO UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION

In August, 2011, Petron Energy II, Inc. (the "Company"), entered into an "Asset Acquisition Agreement" with ONE Energy Capital Corp. ("ONE Energy"). The Company purchased producing oil and gas wells owned by ONE Energy by issuing 5,910,000 shares for the Company's Series B Preferred Stock. ONE Energy has the right to convert such Series B Preferred Shares into the number of common shares having a total value of $5,910,000 based on the trading price of the Company's common stock on the date of such conversion. The purchase transaction was completed and the convertible preferred shares issued on February 9, 2012. Upon completion of the purchase the Company recorded the $5,910 par value of the preferred shares and a common stock issuance liability of $5,904,090 which will be recognized as additional paid-in capital at the time the preferred shares are converted to common stock.
(1)

(2)	Entry to recognize estimated impairment of oil and gas producing properties.

(3)	Estimated depletion for the year ended December 31, 2011 for the ONE Energy wells.

End of notes to these financial statements.

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